Exhibit 10.42
AMENDMENT NO. 1 TO
AMENDED AND RESTATED GUARANTEE AGREEMENT

This Amendment No. 1 to Amended and Restated Guarantee Agreement (this "Amendment") is made and entered into as of September 29, 2021, by and between Benefit Street Partners Realty Trust, Inc. ("Guarantor"), and JPMorgan Chase Bank, National Association ("Buyer").

W I T N E S S E T H:

WHEREAS, Buyer and Guarantor have entered into that certain Amended and Restated Guarantee Agreement, dated as of June 12, 2017 (as amended hereby, the “Guarantee”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Guarantee);

WHEREAS, Guarantor desires to amend certain provisions of the Guarantee, and Buyer is willing to agree to the same on the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment. The definition of “Fixed Charges” contained in Section 1(b) of the Guarantee is hereby amended and restated in its entirety as follows:

““Fixed Charges” shall mean, with respect to any Person and its consolidated Subsidiaries and for any fiscal quarter, the sum of (a) all cash interest paid or accrued during such period and all scheduled principal amortization payments, interest, fees and other debt service payable by such Person and its consolidated Subsidiaries during such period, (b) all preferred dividends payable by such Person and its consolidated Subsidiaries during such period, other than in connection with any dividend payment owing to holders of any class of preferred shares which is convertible into and has equal dividend and voting rights as common shares of the Guarantor, (c) Capitalized Lease Obligations paid or accrued during such period, (d) capital expenditures (if any) incurred by such Person and its consolidated Subsidiaries during such period, (e) any amounts payable during such period under any ground lease, and (f) all amounts paid or accrued during such period in respect of any Hedging Transactions or other derivative contracts.”

2.Entire Agreement; No Novation or Release. This Amendment, together with the Guarantee, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Guarantee. Except as expressly amended hereby, all representations,

Exhibit 10.42
warranties, terms, covenants and conditions of the Guarantee shall remain unamended and unwaived and shall continue in full force and effect.

3.Choice of Law. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of New York.

4.Headings. The headings used in this Amendment are for reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

5.Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

[Signatures on the Following Page]

Exhibit 10.42

WITNESS the hand and seal of each of the undersigned as of the date first written above.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: /s/: Thomas Cassino
Name: Thomas Cassino
Title: Managnig Director

Exhibit 10.42
GUARANTOR:

BENEFIT    STREET    PARTNERS    REALTY TRUST,INC.

By: /s/: Micah Goodman
Name: Micah Goodman
Title: Authorized Person